UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 30, 2013

BROADCAST INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6952 S. HIGH TECH DRIVE, SUITE C MIDVALE, UTAH 84047-3772	84047

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Merger Agreement

As previously announced, on January 6, 2013, Broadcast International, Inc. (the “Company”) and its wholly owned subsidiary, Alta Acquisition Corporation (”Merger Sub”) entered in an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AllDigital Holdings, Inc., a Nevada corporation (“AllDigital”). The Merger Agreement, as previously amended on April 9, 2013, contemplates that, assuming the satisfaction of certain conditions precedent to closing, Merger Sub will be merged with and into AllDigital, and AllDigital will survive as a wholly-owned subsidiary of the Company.

On June 30, 2013, the Company, Merger Sub and AllDigital entered into a Second Amendment to Agreement and Plan of Merger (the “Amendment”). The Amendment increases the percentage of Company common stock, calculated on a modified fully diluted basis, that AllDigital security holders will receive in the merger from 54% to 58% and modified a number of the closing conditions to the merger. Namely, (i) the amount of adjusted working capital the Company is required to have immediately prior to closing of the merger was changed from equal to or greater than a deficit of $1,000,000 to equal to or greater than zero; (ii) the monthly net cash flow of the Company is required to have for the thirty days preceding the merger was changed from $50,000 to a monthly deficit of $10,000; and (iii) a new condition was added requiring the Company to have post-merger financing commitments in place for the purchase of no less than $1.5 million, and no more than $3.5 million, of Company common stock with terms and investors approved by AllDigital. Additionally, the Amendment modified the “End Date” (a date upon which either party may terminate the Merger Agreement if the merger has not been consummated) from July 31, 2013 to October 31, 2013; the Amendment eliminated one of the existing Company directors from the schedule of post-closing directors and, as a result, the Merger Agreement identifies the post-closing directors as Donald A. Harris, Paul Summers, David Williams and up to two additional directors mutually approved by the Company and AllDigital prior to closing of the merger; and the Amendment changes the ratio for the reverse stock split to be proposed by the Company to its shareholders from a 10 to 1 reverse stock split to a 15 to 1 reverse stock split.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Second Amendment to Agreement and Plan of Merger dated June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013.	BROADCAST INTERNATIONAL, INC.
a Utah corporation

	By:	/s/ James E. Solomon
	Name:	James E. Solomon
	Title:	CFO

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